All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.

July 9, 2003

Preliminary Structural and Collateral Term Sheet

$1,260,000,000 (Approximate) of Senior Certificates
GSR Mortgage Loan Trust 2003-7F
GS Mortgage Securities Corp., Depositor

Mortgage Pass-Through Certificates, Series 2003-7F

Features of the Transaction	Key Terms

•

Offering consists of six groups of senior certificates totaling approximately $1,260,000,000 expected to be rated triple-A by two of the three of: S&P, Fitch or Moody's. The six groups of seniors are expected to be approximately:

$118,201,000 of 5.25% coupons (Group 1)

$113,791,000 of 5.75% coupons (Group 2)

$213,558,000 of 6.00% coupons (Group 3)

$285,917,000 of 6.00% coupons (Group 4)

$362,589,000 of 6.00% coupons (Group 5)

$168,832,000 of 5.00% coupons (Group 6)

•

The overall expected amount of credit support for the senior certificates is 2.50% +/- 0.50% in the form of subordination with a shifting interest structure and a five-year prepayment lockout.

•

Collateral consists primarily of conventional fixed rate 15 and 30 year mortgage loans secured by first liens on one-to-four family residential properties, serviced by Wells Fargo Home Mortgage, Bank of America, Chase Manhattan Home Mortgage, and National City Home Mortgage with Chase Manhattan Home Mortgage as the Master Servicer.

•

The amount of senior certificates is approximate and may vary by up to 5%.

Issuer: GSR Mortgage Loan Trust 2003-7F

Underwriter: Goldman, Sachs & Co.

Originators: Wells Fargo Home Mortgage, Bank of America, Chase Manhattan Home Mortgage, and National City Home Mortgage

Servicers: Wells Fargo Home Mortgage, Bank of America, Chase Manhattan Home Mortgage, and National City Home Mortgage

Master Servicer: Chase Manhattan Home Mortgage

Trustee: Bank One, N.A.

Type of Issuance: Public

Servicer Advancing: Yes, subject to recoverability

Compensating Interest: Yes, to the extent of the servicing fee for such Distribution Date

Legal Investment: The senior certificates are SMMEA eligible at settlement

Interest Accrual: Prior calendar month for fixed rate bonds and 25th to 24th for floating rate bonds

Clean Up Call: 1 % of the Cut-off Date principal balance of the Loans

ERISA Eligible: Underwriter's exemption may apply to senior certificates, however prospective purchasers should consult their own counsel

Tax Treatment: REMIC; senior certificates are regular interests

Structure: Senior/Subordinate; shifting interest structure with a five-year prepayment lockout to junior certificates

Expected Subordination: 2.50% +/- 0.50% for the securities

Expected Rating Agencies: 2 of the 3 of: S&P, Fitch or Moody's

Minimum Denomination: Senior certificates - $25,000

Delivery: Senior certificates – DTC

Time Table

Expected Settlement:                                                               July 30, 2003

Cut-off Date:                                                                              July 1, 2003

First Distribution Date:                                                      August 25, 2003

Distribution Date:                                                             25th of each month

Preliminary Collateral Information	Total	Group 1	Group 2	Group 3	Group 4	Group 5	Group 6
Total Outstanding Principal Balance:	$1,293,000,000	$121,232,000	$116,709,000	$219,035,000	$293,248,000	$371,886,000	$171,056,000
Number of Mortgage Loans:	2,924	269	274	495	644	858	384
Average Current Principal Balance of the Mortgage Loans:	$442,000	$450,000	$426,000	$443,000	$456,000	$$433,000	$445,000
Weighted Average Annual Mortgage Interest Rate:	6.40%	5.84%	6.03%	6.67%	6.56%	6.83%	5.46%
Expected Administrative Fees (Including Servicing and Trustee Fees):	0.2525%	0.2525%	0.2525%	0.2525%	0.2525%	0.2525%	0.2525%
Weighted Average Amortized Term To Maturity (Months):	325	357	356	344	345	345	176
Weighted Average Seasoning (Months):	9	2	3	13	11	11	2
Weighted Average Current Loan-To-Value Ratio:	64%	61%	62%	64%	65%	66%	60%
Owner Occupied:	96%	99%	95%	96%	97%	95%	97%
Single Family:	93%	94%	89%	96%	95%	91%	93%
Current FICO:	739	760	749	732	742	731	742
California Concentration:	36%	39%	25%	39%	34%	40%	32%
Servicers:	WF: 58% NatCity: 32% Chase: 9% BofA: 1%	NatCity: 88% BofA: 12%	NatCity: 96% Chase: 4%	Chase: 49% WF: 40% NatCity: 11%	WF: 100%	WF: 100%	NatCity: 100%

This material is for your private information, and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an off or solicitation would be illegal. Neither the issuer of the certificates nor Goldman Sachs & Co., or any of their affiliate. makes any representation as to the accuracy or completeness of the information herein. By accepting this material the recipient agrees that it will our distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should out be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that me ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, is preliminary and will be superseded by the applicable prospectus supplement and any other information subsequently filed with the SEC. The information contained herein will be superceded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by Goldman, Sachs & Co. In addition, we mutually agree that, subject to applicable law, you may disclose any nod all aspens of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing my limitation of my find. Further information regarding this material may be obtained upon request.

This material is furnished to you solely by Goldman, Sachs & Co., acting as underwriter and not as agent of the issuer.